CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

I, David B. Perkins, Principal Executive Officer of Hatteras Multi-Strategy TEI Fund, LP, certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ David B. Perkins
David B. Perkins, President & Chief Executive Officer
(Principal Executive Officer)

Date: June 8, 2009

I, R. Lance Baker, Principal Financial Officer of Hatteras Multi-Strategy TEI Fund, LP, certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ R. Lance Baker
R. Lance Baker, Chief Financial Officer
(Principal Financial Officer)

Date: June 8, 2009

A signed original of this written statement required by Section 906 has been provided to Hatteras Multi-Strategy TEI Fund, LP and will be retained by Hatteras Investment Partners LLC, and furnished to the Securities and Exchange Commission or its staff upon request.